EXHIBIT 5.1

GRACIN & MARLOW, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone (212) 907-6457

www.gracinmarlow.com

May 30, 2013

The Board of Directors

Heat Biologics, Inc.

100 Europa Drive
Chapel Hill, NC 27517

Gentlemen:

We have acted as counsel to Heat Biologics, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-1 (File No. 333-188365) (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of  the sale by the Company of (i) up to 1,897,500 shares (the “Shares”) of common stock par value $0.0002 per share (the “Common Stock”), including up to 247,500 shares of Common Stock for which the underwriters have been granted an over-allotment option; (ii) a warrant (the “Warrant”) to purchase  up to  94,875 shares of the Company’s Common Stock (the “Warrant Shares”); and (iii) the Warrant Shares. The Shares and the Warrant Shares are to be sold by the Company pursuant to an underwriting agreement by and among the Company and Aegis Capital Corp. (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares, the Warrant and the Warrant Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Warrant, stock record books, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and the By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York as it relates to the Warrant, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; (ii) the Warrant has been duly authorized for issuance and, when executed and delivered by the Company, will be a valid and binding obligation of the Company in accordance with its terms; and (iii) the Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Warrant, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Gracin & Marlow, LLP

Gracin & Marlow, LLP